UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2009

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

In an interview on February 12, 2009 with Reuters News Service, Jason Garner, Chief Executive Officer of Global Music of Live Nation, Inc. (the "Company" or "Live Nation"), commented on the Company’s fourth quarter 2008 results, as well as ticketing and sponsorship trends to date in 2009. In the interview, Mr. Garner commented that:

● Adjusted Operating Income for the fourth quarter of 2008 is expected to exceed consensus analyst expectations, driven by the strength of the Company’s core metrics.

● During the fourth quarter of 2008, the number of concerts produced by the Company increased by approximately 18% and attendance increased by approximately 15% as compared to the fourth quarter of 2007.

● Sponsorship revenue increased by over 10% in the fourth quarter of 2008 as compared to the fourth quarter of 2007. To date in 2009, sponsorship revenue is currently pacing ahead of the same date in 2008 by approximately 25%.

● The Company has sold approximately 5.9 million tickets to date in 2009, as compared to approximately 5.7 million sold as of the same date in 2008.

● Despite the recession, the Company’s outlook for the remainder of 2009 is optimistic as business remains strong and millions of fans continue to attend concerts.

Information relating to the Company’s results for the fourth quarter of 2008 had not previously been released by the Company, nor has financial information for 2008 been finalized.

Item 7.01 Regulation FD Disclosure.

The description of the interview of Jason Garner by Reuters News Service in Item 2.02 above is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s outlook for 2009 and the strength of its concert business.

Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing the Company’s plans, the risk that markets do not evolve as anticipated, the possibility that artists may unexpectedly cancel or reschedule all or part of scheduled tours, the potential impact of the general economic slowdown, competition in the industry and challenges associated with building out the Company’s ticketing and digital media operations.

Live Nation refers you to the documents that it files from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” of Live Nation’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q, which contain and identify other important factors that could cause actual results to differ materially from those contained in the Company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

February 13, 2009	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer